Exhibit 21


Subsidiaries of Cobalt


Blue Cross & Blue Shield United of Wisconsin - a Wisconsin stock insurance corporation
   Government Health Systems, LLC - a Wisconsin limited liability company
     United Government Services, LLC - a Wisconsin limited liability company Trust Solutions, LLC - a Wisconsin limited liability company
   Compcare Health Services Insurance Corporation - a Wisconsin stock insurance corporation
     CC Holdings, LLC - a Wisconsin limited liability company
       Meridian Resource Company, LLC - a Wisconsin limited liability company United Wisconsin Proservices, Inc. - a Wisconsin corporation Comprehensive Receivables Group, Inc. - a Michigan corporation
         Michigan Healthcare Collections, Inc. - a Michigan corporation
     Family Health Systems, Inc. - a Wisconsin for-profit stock corporation United Wisconsin Insurance Company - a Wisconsin stock insurance corporation
   Claim Management Services Inc. - a Wisconsin corporation

United Heartland Life Insurance Company - a Wisconsin stock life insurance company

Meridian Marketing Services, Inc. - a Wisconsin corporation

Valley Health Plan, Inc. - a Wisconsin stock insurance corporation

HMO-W, Incorporated - a Wisconsin corporation
   Unity Health Plans Insurance Corporation - a Wisconsin corporation Hometown Insurance Services, Inc. - a Wisconsin corporation